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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 11, 1999 (except with respect to the matter discussed in Note 12 as to which the date is April 29, 1999), on the consolidated financial statements of Allied Riser Communications Corporation as of December 31, 1997 and 1998 and for the period from inception (December 19, 1996) through December 31, 1997 and for the year ended December 31, 1998 (and to all references to our Firm), included in or made a part of this Registration Statement on Form S-1.


                                                 /s/ ARTHUR ANDERSEN LLP

Dallas, Texas
  August 19, 1999